UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

Lorillard, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road

Greensboro, North Carolina 27408-7018

(Address of principal executive offices, including zip code)

(336) 335-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, at the annual meeting of shareholders for 2014 (the “Annual Meeting”) of Lorillard, Inc. (“Lorillard” or the “Company”), the Company’s shareholders approved the 2008 Incentive Compensation Plan as Amended and Restated (the “Amended 2008 Plan”), which became effective on May 15, 2014. The Company’s Board of Directors had previously approved and adopted the Amended 2008 Plan in February 2014, subject to the approval of shareholders at the Annual Meeting. A detailed description of the terms of the Amended 2008 Plan are included in the Company’s Proxy Statement on Schedule 14A filed on April 4, 2014, under the heading “Proposal No. 3 – Approval of the 2008 Incentive Compensation Plan as Amended and Restated.” The referenced description is qualified in its entirety by the full text of the Amended 2008 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2014, the Company held its Annual Meeting in Greensboro, North Carolina (i) to elect seven directors to hold office until the annual meeting of shareholders for 2015 and until their successors are duly elected and qualified, (ii) to hold a non-binding, advisory vote on the Company’s executive compensation, (iii) to approve the 2008 Incentive Compensation Plan as Amended and Restated, (iv) to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, (v) to consider a shareholder proposal on disclosure of lobbying policies and practices, and (vi) to consider a shareholder proposal on additional disclosure of the health risks of smoking. There were 332,606,505 shares of the Company’s common stock, constituting in excess of 91% of the outstanding shares on the record date (March 24, 2014), represented in person or by proxy at the meeting. The results for each of the matters voted upon at the Annual Meeting are set forth below:

Proposal 1 – Election of Directors.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Dianne Neal Blixt	304,462,430	1,937,672	749,542	25,456,861
Andrew H. Card, Jr.	301,564,496	4,822,697	762,451	25,456,861
Virgis W. Colbert	285,298,126	20,987,660	863,858	25,456,861
David E.R. Dangoor	301,611,077	4,782,370	756,197	25,456,861
Murray S. Kessler	300,396,955	2,711,535	4,041,154	25,456,861
Jerry W. Levin	305,305,345	1,079,927	764,372	25,456,861
Richard W. Roedel	301,474,675	4,918,569	756,400	25,456,861

Each director nominee was duly elected for a one-year term expiring at the annual meeting of shareholders for 2015 or until his or her successor is elected and qualified. In addition, the terms of office for the following directors continued after the meeting: Robert C. Almon and Kit D. Dietz.

Proposal 2 – Advisory vote on the Company’s executive compensation.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
299,129,570	6,677,117	1,342,957	25,456,861

The proposal was approved on an advisory basis.

Proposal 3 – Approval of the 2008 Incentive Compensation Plan as Amended and Restated.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
297,555,067	8,720,402	874,175	25,456,861

The proposal was approved.

Proposal 4 – Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes Cast For	Votes Cast Against	Abstentions
331,081,696	616,025	908,784

The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm was ratified.

Proposal 5 – Shareholder proposal on disclosure of lobbying policies and practices.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
125,516,248	108,438,972	73,194,424	25,456,861

The proposal was defeated.

Proposal 6 – Shareholder proposal on additional disclosure of the health risks of smoking.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
7,051,087	207,950,435	92,148,122	25,456,861

The proposal was defeated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	2008 Incentive Compensation Plan as Amended and Restated May 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor
David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: May 16, 2014